Exhibit 99.1

The First Bancorp Reports Record Quarterly Net Income

DAMARISCOTTA, ME, October 22, 2014 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the quarter ended September 30, 2014. Net income was $4.1 million, up $743,000 or 22.1% from the third quarter of 2013 and earnings per common share on a fully diluted basis of $0.38 were up $0.07 or 22.6% from the third quarter of 2013. The Company also announced unaudited results for the nine months ended September 30, 2014. Net income was $11.3 million, up $1.8 million or 19.2% from the same period in 2013, and earnings per common share on a fully diluted basis of $1.05 were up $0.18 or 20.7% from the same period in 2013.
“Net income for the third quarter of 2014 was the best quarterly income reported in the Company’s history,” Daniel R. Daigneault, the Company’s President and Chief Executive Officer observed. “Our strong operating results continue to be driven by three factors: lower credit costs, good asset growth, and an improved net interest margin. In addition, the Board of Directors voted to maintain the quarterly dividend in September at 21 cents per share.
“The significant improvement seen in credit quality in 2014 can be measured in several ways,” President Daigneault commented. “Non-performing assets continue to improve and stood at 1.10% of total assets as of September 30, 2014 - the lowest level we have seen since the third quarter of 2008. This is well below the 2.32% peak in non-performing assets at December 31, 2011, and down from 1.16% at June 30, 2014. Past-due loans were 1.17% of total loans at September 30, 2014, down from 1.82% of total loans at the end of 2013 and at the lowest level seen since 2007.
“Net chargeoffs for the first nine months of 2014 were $723,000 or 0.11% of average loans on an annualized basis, compared to $3.5 million or 0.55% of average loans for the first nine months of 2013,” President Daigneault continued. “With significantly lower levels of non-performing assets and net chargeoffs, our provision for loan losses in the first nine months of 2014 was only $850,000 - a $2.7 million or 75.7% reduction from the $3.5 million we provisioned in the first nine months of 2013. The allowance for loan losses stood at 1.28% of total loans as of September 30, 2014, down from 1.31% at December 31, 2013 and from 1.45% a year ago.

“At the same time, other credit-related costs - including expenses for collections, foreclosure and foreclosed properties - were $399,000 lower in the first nine months of 2014 compared to the first nine months of 2013,” President Daigneault said. “These were a major factor in the keeping the increase in non-interest expense for the first nine months of 2014 to 2.4% compared to the first nine months of 2013. The lower provision for loan losses and other credit costs more than offset the $1.0 million reduction in non-interest income resulting from reduced mortgage origination income in the first nine months of 2014 compared to the first nine months of 2013.
“The Company’s total assets have increased $24.7 million or 1.7% in 2014,” said President Daigneault. “Loan demand has picked up in 2014, with total loans increasing $31.7 million or 3.6% year-to-date to $908.1 million. At the same time the investment portfolio has decreased $2.4 million or 0.5%. On the funding side of the balance sheet, low-cost deposits are up $85.7 million or 21.1% year-to-date, replacing certificates of deposits which have decreased $67.3 or 12.7% and borrowed funds which have decreased $20.5 million or 7.3% year-to-date.”
“Net interest income on a tax-equivalent basis for the first nine months of 2014 is up $1.8 million compared to the first nine months of 2013,” commented F. Stephen Ward, the Company’s Chief Financial Officer. “Higher levels of earning assets were responsible for $1.3 million of the increase and $446,000 resulted from an improved net interest margin. After a prolonged period of margin compression which lasted more than five years, we have seen an improving trend over the past five quarters. Our net interest margin was 3.10% for the first nine months of 2014 compared to 3.04% for the same period in 2013.
“The improvement in credit quality and net interest margin can be seen in our operating ratios,” Mr. Ward continued. “At 56.35% for the first nine months of 2014, the efficiency ratio remains well below the Bank’s UBPR peer group average which stood at 66.89% as of June 30, 2014. Our return on average assets was 1.02% for the first nine months of 2014 compared to 0.88% for the first nine months of 2013, and our return on average tangible common equity was 12.02% compared to 10.29% for the same periods, respectively.
“The First Bancorp’s price per share was $16.67 at September 30, 2014, down $0.75 or 4.31% from December 31, 2013,” Mr. Ward noted. “When dividends are added, our total return was -0.82% year-to-date. This lagged the broad market, as measured by the S&P 500 with a total return of 8.34% for the period, but outperformed the Russell 2000 index that we are included in, which had a total return of -4.40%. We also outperformed the banking industry, with total returns for the period of -6.65% for the KBW Regional Bank Index and -3.21% for the Nasdaq Bank Index.”

“After raising the dividend in 2013 for the first time in more than five years, the Board of Directors raised the dividend by one cent in the second quarter of 2014 to 21 cents per share per quarter, and maintained the dividend at this level in the third quarter of 2014” President Daigneault commented. "With improved credit quality and other key metrics, increasing the dividend again is consistent with the overall performance we have seen over the past year. Our generous dividend continues to be one of the major reasons people invest in our stock, especially with a dividend payout ratio of 58.49% and an annualized dividend yield of 5.04% based on the quarter-end closing price of $16.67 per share.
“I am pleased that our strong performance in the first nine months of 2014 has been driven by multiple factors,” President Daigneault concluded, “lower credit costs, good asset growth, and an improved net interest margin. While the economy may not be at the levels experienced in the early 2000s, it has rebounded considerably in the past year, as seen in our year-over-year performance. Continuing to share our operating results with our shareholders in the form of higher cash dividends remains a priority for Management and the Board of Directors, and we are very mindful of the importance this has in the overall performance of our stock.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	September 30, 2014	December 31, 2013	September 30, 2013
Assets
Cash and due from banks	$17,167	$16,570	$20,117
Interest-bearing deposits in other banks	773	2,562	787
Securities available for sale	190,920	305,824	317,900
Securities to be held to maturity	281,740	169,277	172,251
Restricted equity securities, at cost	13,912	13,912	13,912
Loans held for sale	383	83	1,555
Loans	908,115	876,367	862,073
Less allowance for loan losses	11,641	11,514	12,457
Net loans	896,474	864,853	849,616
Accrued interest receivable	5,141	5,038	5,353
Premises and equipment	22,721	23,616	23,667
Other real estate owned	4,557	4,807	3,760
Goodwill	29,805	29,805	29,805
Other assets	25,044	27,616	26,026
Total assets	$1,488,637	$1,463,963	$1,464,749
Liabilities
Demand deposits	$119,512	$106,125	$110,007
NOW deposits	213,694	151,322	151,126
Money market deposits	99,260	86,730	96,313
Savings deposits	159,080	149,103	147,560
Certificates of deposit	208,972	210,321	208,049
Certificates $100,000 to $250,000	210,042	278,674	286,815
Certificates $250,000 and over	44,762	42,124	37,596
Total deposits	1,055,322	1,024,399	1,037,466
Borrowed funds	258,636	279,125	266,777
Other liabilities	15,489	14,341	13,853
Total Liabilities	1,329,447	1,317,865	1,318,096
Shareholders' equity
Common stock	107	106	106
Additional paid-in capital	59,053	58,395	58,241
Retained earnings	98,643	94,000	92,633
Net unrealized gain/(loss) on securities available-for-sale	1,227	(6,591)	(4,212)
Net unrealized loss on transferred securities	(28)	—	—
Net unrealized gain/(loss) on postretirement benefit costs	188	188	(115)
Total shareholders' equity	159,190	146,098	146,653
Total liabilities & shareholders' equity	$1,488,637	$1,463,963	$1,464,749
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,717,787	10,671,192	10,665,378
Book value per common share	$14.85	$13.69	$13.75
Tangible book value per common share	$12.03	$10.83	$10.88

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the nine months ended September 30,		For the quarters ended September 30,
In thousands of dollars, except per share data	2014	2013	2014	2013
Interest income
Interest and fees on loans	$26,120	$26,240	$8,900	$8,710
Interest on deposits with other banks	4	6	1	2
Interest and dividends on investments	12,108	10,923	3,968	3,943
Total interest income	38,232	37,169	12,869	12,655
Interest expense
Interest on deposits	5,406	6,035	1,777	2,023
Interest on borrowed funds	3,276	3,355	1,088	1,127
Total interest expense	8,682	9,390	2,865	3,150
Net interest income	29,550	27,779	10,004	9,505
Provision for loan losses	850	3,500	350	800
Net interest income after provision for loan losses	28,700	24,279	9,654	8,705
Non-interest income
Investment management and fiduciary income	1,619	1,438	517	470
Service charges on deposit accounts	1,899	2,099	598	676
Net securities gains	1,145	1,087	1,105	—
Mortgage origination and servicing income	610	1,735	256	348
Other operating income	3,173	3,129	1,180	1,127
Total non-interest income	8,446	9,488	3,656	2,621
Non-interest expense
Salaries and employee benefits	11,268	10,607	4,048	3,613
Occupancy expense	1,688	1,557	517	488
Furniture and equipment expense	2,124	1,992	752	682
FDIC insurance premiums	764	864	245	280
Amortization of identified intangibles	245	245	82	82
Other operating expense	6,256	6,553	2,158	1,861
Total non-interest expense	22,345	21,818	7,802	7,006
Income before income taxes	14,801	11,949	5,508	4,320
Applicable income taxes	3,518	2,486	1,400	955
Net Income	$11,283	$9,463	$4,108	$3,365
Basic earnings per share	$1.06	$0.87	$0.39	$0.31
Diluted earnings per share	$1.05	$0.87	$0.38	$0.31

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the nine months ended September 30,		As of and for the quarters ended September 30,
Dollars in thousands, except for per share amounts	2014	2013	2014	2013

Summary of Operations
Interest Income	$38,232	$37,169	$12,869	$12,655
Interest Expense	8,682	9,390	2,865	3,150
Net Interest Income	29,550	27,779	10,004	9,505
Provision for Loan Losses	850	3,500	350	800
Non-Interest Income	8,446	9,488	3,656	2,621
Non-Interest Expense	22,345	21,818	7,802	7,006
Net Income	11,283	9,463	4,108	3,365
Per Common Share Data
Basic Earnings per Share	$1.06	$0.87	$0.39	$0.31
Diluted Earnings per Share	1.05	0.87	0.38	0.31
Cash Dividends Declared	0.620	0.585	0.210	0.195
Book Value per Common Share	14.85	13.75	14.85	13.75
Tangible Book Value per Common Share	12.03	10.88	12.03	10.88
Market Value	16.67	16.65	16.67	16.65
Financial Ratios
Return on Average Equity (a)	9.68%	8.51%	10.20%	9.19%
Return on Average Tangible Common Equity (a)	12.02%	10.29%	12.60%	11.51%
Return on Average Assets (a)	1.02%	0.88%	1.09%	0.92%
Average Equity to Average Assets	10.52%	10.77%	10.70%	9.99%
Average Tangible Equity to Average Assets	8.47%	8.63%	8.66%	7.88%
Net Interest Margin Tax-Equivalent (a)	3.10%	3.04%	3.07%	3.04%
Dividend Payout Ratio	58.49%	67.24%	53.85%	62.90%
Allowance for Loan Losses/Total Loans	1.28%	1.45%	1.28%	1.45%
Non-Performing Loans to Total Loans	1.30%	2.08%	1.30%	2.08%
Non-Performing Assets to Total Assets	1.10%	1.48%	1.10%	1.48%
Efficiency Ratio	56.35%	56.00%	58.03%	53.51%
At Period End
Total Assets	$1,488,637	$1,464,749	$1,488,637	$1,464,749
Total Loans	908,115	862,073	908,115	862,073
Total Investment Securities	486,572	504,063	486,572	504,063
Total Deposits	1,055,322	1,037,466	1,055,322	1,037,466
Total Shareholders' Equity	159,190	146,653	159,190	146,653
(a) Annualized using a 365-day basis for both years

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2014 and 2013.

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net interest income as presented	$29,550	$27,779	$10,004	$9,505
Effect of tax-exempt income	2,668	2,647	844	922
Net interest income, tax equivalent	$32,218	$30,426	$10,848	$10,427
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Non-interest expense, as presented	$22,345	$21,818	$7,802	$7,006
Net interest income, as presented	29,550	27,779	10,004	9,505
Effect of tax-exempt income	2,668	2,647	844	922
Non-interest income, as presented	8,446	9,488	3,656	2,621
Effect of non-interest tax-exempt income	136	133	45	44
Net securities gains	(1,145)	(1,087)	(1,105)	—
Adjusted net interest income plus non-interest income	$39,655	$38,960	$13,444	$13,092
Non-GAAP efficiency ratio	56.35%	56.00%	58.03%	53.51%
GAAP efficiency ratio	58.81%	58.55%	57.12%	57.78%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Average shareholders' equity as presented	155,917	154,029	159,717	145,286
Less preferred stock	—	(5,374)	—	—
Less intangible assets	(30,379)	(30,705)	(30,379)	(30,705)
Tangible average shareholders' equity	125,538	117,950	129,338	114,581

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.